UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                               Washington DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                 January 5, 2006
                                (January 1, 2006)
                                 Date of Report
                        (Date of earliest event reported)

                         Commission file number: 0-23672

                           YIFAN COMMUNICATIONS, INC.
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              (Exact name of small business issuer as specified in its charter)


           Delaware                                        06-1607651
-------------------------------------            -------------------------------
 (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                      identification number)
       100 William Street
           Suite 2000
          New York, NY                                       10038
-------------------------------------           --------------------------------
      (Address of principal                                (Zip Code)
       executive offices)

                                 (212) 809-9888
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         Issuer's telephone number, including area code:

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective January 1, 2006, Samuel Yen has joined Yifan Communications, Inc. ("Yifan" or the "Company") as its Chief Financial Officer. No formal employment agreement has been signed and Mr. Yen is not entitled to receive any shares, or options to purchase shares, of common stock of the Company.

      From June 2004 through December 2005, Mr. Yen was the chief financial officer for Mong Chong Loong Trading, Inc., a privately held company that is one of the largest oriental dry food wholesalers and distributors in the United States. From September 2003 through May 2004, Mr. Yen was self employed as a financial consultant. Prior to that time, Mr. Yen served as the sales director of AOpen America, a computer hardware manufacturer and distributor, from December 2002 until September 2003. From February 2002 until December 2002, he served as Vice President- Display Division of Benq Americas, a computer hardware manufacturer and distributor. From January 2001 through January 2002, Mr. Yen was self employed as a financial consultant.

      There are no family relationships between Mr. Yen and any officer or director of Yifan.

      During the last two years, there have been no transactions or proposed transactions, to which the Company was or is to be a party, in which Mr. Yen had or is to have a direct or indirect material interest.

                                   SIGNATURES

                                    FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


YIFAN COMMUNICATIONS, INC.



/s/ Myint J. Kyaw
----------------------------------------------
Myint J. Kyaw
Chairman and CEO

Date:  January 5, 2006